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                                                                     Exhibit 4.3
                        CONSUMER PORTFOLIO SERVICES, INC.
                            16355 Laguna Canyon Road
                            Irvine, California 92618

                              PURCHASE CONFIRMATION


[Investor name and address]                    STATEMENT DATE: __________,200___


TRANSACTION INFORMATION
-----------------------

SECURITY DESCRIPTION: Consumer Portfolio Services, Inc. Renewable Unsecured Subordinated Note
TRANSACTION:  PURCHASE
TYPE OF OWNERSHIP: ____________
SSN: ____________________


NOTE ID  TERM     PURCHASE DATE     MATURITY DATE    PAYMENT SCHEDULE
-------  ----     -------------     -------------    -----------------



PRINCIPAL AMOUNT     INTEREST RATE    COMMISSION/FEES      NET AMOUNT
----------------     -------------    ---------------      ----------


NOTE: These securities are issued in book-entry form only; no physical certificates will be provided.

INTEREST PAYMENT INFORMATION
----------------------------
ACCOUNT NAME:                                        BANK:
ACCOUNT #:                                           ROUTING NUMBER:
INTEREST PAYMENT METHOD: ACH (Direct Deposit)        FOR FURTHER CREDET:

Your interest payments will be automatically deposited directly into the account listed above. Please verify the account information. If it is incorrect, please call Sumner Harrington Investor Services at 800-234-5777.

All interest payments will be made in accordance with the Interest payment schedule shown in the previous section. If your note pays interest monthly and the monthly interest payment date you selected is within five business days of the Purchase Date, your first interest payment will be made the following month and will include all of the interest earned since the Note Issue Date. If an interest payment date falls on a Saturday, Sunday, or legal holiday, the payment will be made on the next business day.

SECURITIES OFFERED THROUGH SUMNER HARRINGTON LTD.
-------------------------------------------------
Sumner Harrington Ltd. was the selling agent for the Issuer in this transaction and is sending you this confirmation statement on the Issuer's behalf. The Issuer will pay Sumner Harrington Ltd. a commission of up to 3% of the Net Amount plus other fees for its role in this transaction.

PLEASE CALL SUMNER HARRINGTON LTD. INVESTOR SERVICES AT 800-234-5777 IF YOU HAVE ANY QUESTIONS.

Sumner Harrington Ltd.                                            (800) 234-5777
11100 Wayzata Blvd., Suite 170             investorservices@sumnerharrington.com
Minneapolis, MN  55305                                  www.sumnerharrington.com